Exhibit 10.1

Portions of this document have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and is the type that the registrant treats as private or confidential. Redacted portions are indicated with the notation “[***]”.

TO:	Michael Arthur

FROM:	Payam Zamani | CEO

DATE:	October 1st, 2024

RE:	Promotion

I am pleased to offer you the position of Chief Financial Officer. This position is a salaried, exempt role. This offer will supersede any all previous promises made in writing or verbally regarding his compensation including the stock price based equity grant that is currently in place.

The key elements of this promotion include:

•	Salary: An annual gross salary of $350,000.00 paid in semi-monthly payroll installments.

•	Company Bonus Plan: This position is eligible for the company’s bonus plan, to the extent offered, at a target bonus percentage of up to 50% of your annual base salary. Terms and conditions of this bonus will be outlined in the Bonus Agreement.

•	Equity: This position is eligible to participate in our Equity Incentive Plan. Grants made under this plan will be detailed in the applicable grant agreement which will be available in Shareworks once the grant is finalized. The following grants will be offered:

o	Initial Equity Grant: Employee will receive 100k RSUs after effective date on 11/20/2024. RSUs will vest over 4 years (1 year cliff and quarterly thereafter).

o	Performance based RSU grant: $500k target. 50% will vest immediately in Feb 2026 and 50% on the second anniversary of the grant. To qualify, certain business targets need to be achieved:

▪	[***]

▪	[***]

▪	[***]

•	Inspirato Employee Familiarization Travel Program: You are eligible for the FAM trip benefit all employees receive as outlined on the FAM trip website.

•	Executive Travel Benefit: You are eligible to participate in the executive travel benefits as outlined in the Executive Travel Policy.

•	Other Important Employee Benefits: Health and Welfare benefits, 401(k), Holidays, and Inspirato Time Off will remain the same.

•	Payroll Effective Date: November 8th, 2024

By accepting this position, you affirm your agreement to all the terms and conditions of employment at Inspirato that you agreed to when you first started with the company including all the elements of the current Employee Handbook and Proprietary Rights and Inventions Agreement.

If you have any questions or concerns, please do not hesitate to contact me.

CONGRATULATIONS on your new role!

10/1/2024
Michael Arthur	Date

10/3/2024
Payam Zamani, CEO	Date